Ex 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-184954) and Form S-8 (Nos. 333-35648, 333-105919, 333-135700, 333-182779, 333-35666, 33-71094, 333-35672, 333-36897, and 333-105920) of Roper Industries, Inc. of our report dated February 20, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 20, 2015